Exhibit 10.5

BATS GLOBAL MARKETS, INC.

THIRD AMENDED AND RESTATED

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD

                                , 20

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibits A, B and C (the Grant Letter and Exhibits A, B and C together constituting this “Agreement”), BATS Global Markets, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award of Restricted Stock (the “Award”).  The Award is granted under and is subject to the BATS Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “Plan”).  Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall control.

AWARD TERMS

PARTICIPANT:

GRANT DATE:

SHARES SUBJECT TO AWARD:

VESTING TERMS:

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan.  You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Thad Prososki, VP, Human Resources, via telephone at 913.815.7183, or via email at tprososki@bats.com.  If not, please sign and date this Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BATS GLOBAL MARKETS, INC.

By:
	Name:	Chris Concannon

	Title:	CEO

Name

Date: , 20

EXHIBIT A

BATS GLOBAL MARKETS, INC.
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between BATS Global Markets, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Participant has been granted the Award under the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.                                      Award of Shares.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Participant is hereby awarded the number of Shares of Restricted Stock set forth in the Grant Letter, subject to the terms and conditions of the Plan and those herein set forth.  The Award is granted as of the date set forth in the Grant Letter.  Capitalized terms used herein and not defined shall have the meanings set forth in the Plan.  In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2.                                      Terms and Conditions.  It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)                                 Vesting of Award.  The Award shall vest as set forth in the Grant Letter.  All dividends and other amounts receivable in connection with any adjustments to the Shares under Section 5(c) of the Plan shall be subject to the vesting schedule set forth herein and shall be paid to the Participant upon any vesting of the Award set forth hereunder in respect of which such dividends or other amounts are payable.

(b)                                 Termination of Service; Forfeiture of Unvested Shares.  In the event of Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.  Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting of the Award or waive any term or condition of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Award.

(c)                                  Change in Control.  Notwithstanding any provision of this Agreement to the contrary, if, within twelve (12) months following a Change in Control, the Award (or a substitute award) remains outstanding and the Participant incurs a Termination of Service without Cause or for Good Reason, the Award shall become immediately vested in full and all restrictions shall lapse upon such Termination of Service.  “Change in Control” shall have the meaning set forth in the Plan.

(d)                                 Call Right.  For a period of ninety (90) days, or such longer period (not to exceed six (6) months) as may reasonably be required by the Company to obtain a valuation of its Shares, following the Termination of Service of the Participant, the Company may elect to repurchase all or any portion of the Shares acquired by the Participant under this Agreement by providing written notice to the Participant specifying the number of such Shares to be repurchased, the repurchase date and the repurchase price.  The repurchase price for such Shares shall be the Fair Market Value as determined on the date of such termination.

(e)                                  Evidence of Award.  The Company shall record the Award on its books and records, in a manner generally consistent with its procedures for recording stock ownership, which may include book-entry registration or issuance of a stock certificate or certificates.  In the event that any stock certificate is issued in respect of the Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(f)                                   Investor Rights Agreement.  In consideration of, and as a condition to, the grant of the Restricted Stock Award, the Participant must execute and deliver to the Company an instrument or instruments substantially in the form of Exhibit B hereto confirming that the Participant has agreed to be bound as a Stockholder by the terms of the Investor Rights Agreement.

(g)                                  Rights of a Stockholder.  Prior to the time the Award is fully vested hereunder, the Participant shall have the rights of a Stockholder as set forth in the Investor Rights Agreement and any rights provided under Delaware law and pursuant to the governing instruments of the Company, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) paid on the Shares.

(h)                                 No Right to Continued Employment.  This Award shall not confer upon the Participant any right with respect to continuance of employment by the Company or any Affiliate nor shall this Award interfere with the right of the Company or any Affiliate to terminate the Participant’s employment at any time.

(i)                                     No Right to Future Awards.  The Participant acknowledges that the Award is a one-time extraordinary award and does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make, or not to make, additional grants of Shares under the Plan.

3.                                      Transfer of Shares.  Any vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, the provisions of this Agreement, the Investor Rights Agreement, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

4.                                      Withholding.  No later than the date of vesting of (or, as set forth below, the date of an election by the Participant under Section 83(b) of the Code with respect to) the Award granted hereunder, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award.  The Company shall be authorized to withhold from the Award any compensation or other amount owing to a Participant (subject to applicable law) the amount (in cash, Shares, other property or any combination thereof) of applicable withholding taxes due in respect of the Award and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

5.                                      Section 83(b) Election.  The Participant may elect to be taxed on the Grant Date with respect to Restricted Stock rather than when such restrictions lapse by filing an election under Section 83(b) of the Code in a form similar to that set forth in Exhibit C hereto with the Internal Revenue Service within thirty (30) days after the Grant Date.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.  THE PARTICIPANT IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

6.                                      Not Salary, Pensionable Earnings or Base Pay.  The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

7.                                      Forfeiture Upon Breach of Certain Other Agreements.  The Participant’s breach of any noncompete, nondisclosure, nonsolicitation, assignment of inventions, or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation, and return of any Shares (whether or not otherwise vested) held by the Participant.

8.                                      Investment Representations of Participant.  The Participant hereby represents and warrants that (a) any Shares acquired under this Agreement will be for the Participant’s own account and not with a view to, or for sale or other disposition in connection with, any distribution thereof and (b) the Participant has been provided with a copy of the Plan and any Shares the Participant receives will be received with full knowledge of and subject to the restrictions on transfer and other restrictions contained in this Agreement, the Plan and the Investor Rights Agreement.

9.                                      References.  References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

10.                               Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

BATS Global Markets, Inc.

8050 Marshall Drive, Suite 120

Lenexa, KS 66214

Attention: General Counsel
Facsimile: (913) 815-7119

If to the Participant:

At the Participant’s most recent address shown on the Company’s corporate records, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

11.                               Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

12.                               Entire Agreement.  This Agreement and the Plan constitute the entire agreement and understanding between the parties in respect of the Award and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

13.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflict of laws.

14.                               Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

EXHIBIT B

INSTRUMENT OF ADHERENCE

(To be entered into in connection with the grant of Restricted Stock)

The undersigned, Name, in order to become the owner or holder of                     shares of voting common stock, par value $0.01 per share, of BATS Global Markets, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to that certain Investor Rights Agreement dated as of January 31, 2014 (as may be amended from time to time, the “Investor Rights Agreement”), among the Company and the other parties thereto, and to be bound by all provisions thereof.  The undersigned agrees to become a Stockholder (as defined in the Investor Rights Agreement) under the terms of the Investor Rights Agreement and the shares of voting common stock shall be deemed Stock (as defined in the Investor Rights Agreement).  This Instrument of Adherence shall take effect and shall become a part of said Investor Rights Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company and the grant of shares pursuant to the undersigned’s Restricted Stock Award Agreement dated as of                     , 20        (the “Restricted Stock Agreement”).

To the extent that all shares of voting common stock described herein are forfeited prior to becoming fully vested (as such vesting schedule is described in the Restricted Stock Agreement), this Instrument of Adherence shall be null and void.

Executed as a contract under seal as of the date set forth below:

By:

Name:

ACCEPTED

BATS GLOBAL MARKETS, INC.

By:

Name:	Chris Concannon

Title:	CEO

Effective Date: , 20

B-1

EXHIBIT C

Election to Include in Gross Income for Year of
Transfer of Property Pursuant to Section 83(b)
of the Internal Revenue Code

FILE ONE COPY WITH YOUR EMPLOYER AND ONE COPY WITH IRS OFFICE WHERE YOU FILE YOUR TAX RETURN WITHIN 30 DAYS OF DATE OF TRANSFER SHOWN IN ITEM 3 BELOW AND ATTACH ONE COPY TO YOUR TAX RETURN. THE FILING WITH THE IRS OFFICE SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.              The name, address and taxpayer identification number of the undersigned are:

Name

Address

Social Security Number

2.              Description of property with respect to which the election is being made:

                  Shares of Voting Common Stock of BATS Global Markets, Inc., subject to the restrictions set forth in paragraph 4 below (“Restricted Stock”).

3.              Date on which property was transferred is             , 20   .

4.              Nature of restrictions to which property is subject:

The property is Restricted Stock acquired under the BATS Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan which is not transferable and is subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code upon a termination of employment occurring prior to             , 20   .

5.                                      The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $    .

6.                                      The amount paid by taxpayer for said property is $    .

7.                                      A copy of this statement has been furnished to:

C-1

Name of Employer

Dated: , 20
(Signature of Taxpayer)